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                                                                  Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


We consent to the incorporation by reference in the Registration Statements of Northeast Federal Corp. on Form S-8 (File No.'s 1-10571, 33-53490, 33-51641 and 33-51643) of our report dated January 18, 1993 on our audit of the consolidated statements of operations, changes in stockholders' equity and cash flows of Northeast Federal Corp. for the nine months ended December 31, 1992, which report is included in this Annual Report on Form 10-K.



 [SIGNATURE FOR COOPERS & LYBRAND, LLP APPEARS HERE]

Hartford, Connecticut
March 16, 1995